Exhibit 99.1
American Oriental Bioengineering Reports
First Quarter 2011 Financial Results

New York, May 9, 2011 – American Oriental Bioengineering, Inc. (NYSE: AOB), (the “Company” or “AOB”), a pharmaceutical company dedicated to improving health through the development, manufacture and commercialization of a broad range of prescription and over–the-counter (“OTC”) products, today announced financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Financial Performance

In the first quarter of 2011, revenue decreased to $52.0 million from $53.7 million in the same period of 2010.

•
The Company generated revenue of $48.7 million from its manufacturing business in the first quarter of 2011 compared with $50.5 million in the prior year period.  Revenue from pharmaceutical products decreased 4.7% to $39.0 million from $40.9 million in the prior year period.  Nutraceutical products generated revenue of approximately $9.8 million in the first quarter of 2011, an increase of 1.2% from $9.7 million in the prior year period.  The revenue performance reflects the combined results of the Company’s continuous marketing efforts, new product launches, and expanding coverage in rural areas.  This was offset by the impact from the Company’s strategic shift of revenue mix toward higher-margin products to minimize the impact from the increased costs of certain raw materials.

•	The Company generated $3.3 million from its distribution business, Nuo Hua, in the first quarter of 2011, compared to $3.2 million in the prior year period.

Gross profit in the first quarter of 2011 was $25.1 million compared to $28.2 million in the first quarter of 2010. Gross margin was 48.2% compared to 52.5% in the prior year period.  The margin pressure was mainly caused by a higher proportion of generic product sales in the rural market, the increased costs of certain raw materials, as well as the new levied urban construction and maintenance tax and educational surcharge.

Operating income in the first quarter of 2011 decreased to $5.5 million compared with $6.4 million in the prior year period.  Total operating expenses decreased 10.7% to $19.5 million from $21.9 million in the prior year period.  Selling, general and administrative expenses were $11.2 million, or 21.6% of total revenue, compared to $10.7 million, or 20.0% of total revenue, in the prior year period.  Advertising expense decreased to $3.8 million in the first quarter of 2011 compared to $6.7 million in the prior year period, reflecting reduced advertising efforts on OTC drugs to correspond to the Company’s selective product sales strategy.  Research and development expenses were $2.7 million compared to $2.8 million in the prior year period.  Management continued to implement stringent cost control measures which offset the increased labor costs.

Net income attributable to controlling interest for the first quarter of 2011 was $0.9 million, or $0.01 per diluted share, compared to $3.1 million, or $0.04 per diluted share, in the prior year period.

Balance Sheet

As of March 31, 2011, the Company had $111.4 million in cash and cash equivalents, and generated approximately $21.6 million of operating cash flow during the first quarter of 2011.  Working capital was $162.9 million as of March 31, 2011, compared to $162.2 million as of December 31, 2010.

Mr. Tony Liu, Chairman and Chief Executive Officer of AOB, commented, “We are pleased with our financial performance despite the increasingly challenging economic and regulatory environment in China and worldwide.  Our first quarter results reflect our continuing efforts on profitability focus and cost control.  We dynamically adjusted our product mix to minimize the negative impact from the increased costs of certain raw materials and the government’s price reduction on certain drugs.  In addition, we believe our continued investments in CAPEX and R&D will give us a competitive advantage in for the long term , especially under the stricter regulatory environment.”

Conference Call

The Company will hold a conference call at 8:00 am ET on Tuesday, May 10, 2011, to discuss its results.  Listeners may access the call by dialing 1-877-299-4454 or 1-617-597-5447 for international callers, access code: 91826695.  A webcast will also be available through AOB's website at www.bioaobo.com.  A replay of the call will be available through May 17, 2011.  Listeners may access the replay by dialing 1-888-286-8010 or 1-617-801-6888 for international callers, access code: 86841058.

About American Oriental Bioengineering, Inc.

American Oriental Bioengineering, Inc. is a pharmaceutical company dedicated to improving health through the development, manufacture and commercialization of a broad range of prescription and over the counter products.

Safe Harbor Statement

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  The economic, competitive, governmental, technological and other factors identified in the Company's filings with the Securities and Exchange Commission may cause actual results or events to differ materially from those described in the forward looking statements in this press release.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Contact:
ICR, LLC
Christine Duan or Ashley Ammon
203-682-8200

AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	THREE MONTHS ENDED MARCH 31
	2011	2010

Revenues	$52,002,110	$53,749,768

Cost of sales	26,926,200	25,513,047

GROSS PROFIT	25,075,910	28,236,721

Selling, general & administrative expenses	11,239,247	10,742,712
Advertising costs	3,821,148	6,748,470
Research and development costs	2,701,212	2,778,809
Depreciation and amortization	1,770,711	1,596,958

Total operating expenses	19,532,318	21,866,949

INCOME FROM OPERATIONS	5,543,592	6,369,772

Equity in (losses) earnings from unconsolidated entities	(409,886)	117,473
Interest expense, net	(1,513,585)	(1,565,785)
Other expenses, net	425,880	12,247

INCOME BEFORE INCOME TAXES	4,046,001	4,933,707
Income tax	3,124,855	1,815,930

NET INCOME	921,146	3,117,777

Net loss attributable to non-controlling interest	3,006	5,400

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	924,152	3,123,177

OTHER COMPREHENSIVE INCOME	3,132,466	92,849

COMPREHENSIVE INCOME	$4,056,618	$3,216,026

EARNINGS PER COMMON SHARE
Basic	$0.01	$0.04
Diluted	$0.01	$0.04

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	74,987,374	74,697,044
Diluted	76,018,561	89,460,953

AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	MARCH 31,	DECEMBER 31,
	2011	2010
CURRENT ASSETS
Cash and cash equivalents	$111,432,776	$94,568,520
Restricted Cash	875,318	537,297
Accounts and notes receivable, net	46,865,375	80,598,919
Inventories, net	25,138,004	12,665,586
Advances to suppliers and prepaid expenses	16,715,346	14,246,144
Deferred tax assets	440,174	649,503
Other current assets	3,394,063	2,986,005
Total Current Assets	204,861,056	206,251,974

LONG-TERM ASSETS
Property, plant and equipment, net	108,907,254	109,547,616
Land use rights, net	155,562,594	155,433,311
Other long term assets	8,212,645	8,167,880
Construction in progress	28,556,117	22,516,044
Other intangible assets, net	14,144,113	14,889,127
Goodwill	33,164,121	33,164,121
Investments in and advances to equity investments	58,933,172	59,068,491
Deferred tax assets	145,302	147,024
Unamortized financing costs	2,127,332	2,359,404
Total Long-Term Assets	409,752,650	405,293,018

TOTAL ASSETS	$614,613,706	$611,544,992

LIABILITIES AND SHAREHOLDERS’ EQUITY
	MARCH 31,	DECEMBER 31,
	2011	2010
CURRENT LIABILITIES
Accounts payable	$11,436,580	$10,716,686
Notes payable	875,318	537,297
Other payables and accrued expenses	13,922,647	18,039,557
Taxes payable	2,590,172	1,237,169
Short-term bank loans	7,001,416	6,957,258
Current portion of long-term bank loans	61,706	61,405
Other liabilities	5,881,213	6,284,107
Deferred tax liabilities	193,671	243,304
Total Current Liabilities	41,962,723	44,076,783

LONG-TERM LIABILITIES
Long-term bank loans, net of current portion	663,783	679,866
Deferred tax liabilities	15,656,086	15,837,479
Unrecognized tax benefits	5,551,703	5,050,157
Convertible Notes	115,000,000	115,000,000
Total Long-Term Liabilities	136,871,572	136,567,502
TOTAL LIABILITIES	178,834,295	180,644,285

EQUITY
SHAREHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 2,000,000 shares authorized;
1,000,000 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	1,000	1,000
Common stock, $0.001 par value; 150,000,000 shares authorized;
78,598,604 shares issued and outstanding at both March 31, 2011 and December 31, 2010	78,598	78,598
Common stock to be issued	435,000	350,500
Prepaid forward repurchase contract	(29,998,616)	(29,998,616)
Additional paid-in capital	204,063,263	203,322,671
Retained earnings (the restricted portion of retained earnings is
$26,471,124 at both March 31, 2011 and December 31, 2010)	208,439,256	207,515,104
Accumulated other comprehensive income	52,258,717	49,126,251
Total Shareholders’ Equity	435,277,218	430,395,508
Non-controlling Interest	502,193	505,199
TOTAL EQUITY	435,779,411	430,900,707
TOTAL LIABILITIES AND EQUITY	$614,613,706	$611,544,992